As filed with the Securities and Exchange Commission on June 13, 2024

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

STOKE THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	47-1144582
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

45 Wiggins Ave

Bedford, MA 01730

(781) 430-8200

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Edward M. Kaye, M.D.

Chief Executive Officer

Stoke Therapeutics, Inc.

45 Wiggins Avenue

Bedford, MA 01730

(781)-430-8200

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Please send copies of all communications to:

Effie Toshav, Esq.

Robert A. Freedman, Esq.

Julia Forbess, Esq.

Fenwick & West LLP

555 California Street

San Francisco, CA 94104

(415) 875-2300

From time to time after this registration statement becomes effective.

(Approximate date of commencement of proposed sale to the public)

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and it is not soliciting an offer to buy these securities, in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION. DATED June 13, 2024

PROSPECTUS

10,843,681 Shares of Common Stock

This prospectus relates to the registration for potential offer and sale from time to time of up to 10,843,681 shares of our common stock, par value $0.0001 per share (the “Selling Stockholder Shares”), by the selling stockholders identified in the “Selling Stockholders” section of this prospectus pursuant to a Registration Rights Agreement (the “Registration Rights Agreement”) dated May 3, 2023, between us and the selling stockholders. For more information regarding the Selling Stockholder Shares, see “Selling Stockholders” herein.

The selling stockholders or their permitted donees, pledgees, transferees or other successors-in-interest may sell the Selling Stockholder Shares directly to purchasers or through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, concessions or commissions. The selling stockholders or their permitted pledgees, transferees or other successors-in-interest may sell the Selling Stockholder Shares at any time at market prices prevailing at the time of sale or at privately negotiated prices. For more information regarding the selling stockholders and the sale of the Selling Stockholder Shares, see “Selling Stockholders” and “Plan of Distribution” herein.

We are not selling any securities under this prospectus and will not receive any of the proceeds from the sale of the Selling Stockholder Shares by the selling stockholders. We will pay the expenses incurred in registering the Selling Stockholder Shares, including legal and accounting fees.

You should read this prospectus, the information incorporated, or deemed to be incorporated by reference in this prospectus, and any applicable prospectus supplement and related free writing prospectus carefully before you invest.

Our common stock is traded on The Nasdaq Global Select Market under the symbol “STOK.” On June 12, 2024, the last reported sales price for our common stock was $17.19 per share. None of the other securities we may offer are currently traded on any securities exchange.

We are currently an “emerging growth company” and a “smaller reporting company” as defined under U.S. federal securities laws and, as such, have elected to comply with reduced public company reporting requirements. See “Prospectus Summary – Implications of Being an Emerging Growth Company and Smaller Reporting Company.” This prospectus complies with the requirements that apply to an issuer that is an emerging growth company and a smaller reporting company.

Investing in our securities involves a high degree of risk. Before making any investment in these securities, you should consider carefully the risks and uncertainties in the section entitled “Risk Factors” beginning on page 5 of this prospectus.

The registration statement to which this prospectus relates registers the resale of a substantial number of our shares of common stock by the selling stockholders. Sales in the public market of a large number of shares of our common stock, or the perception in the market that holders of a large number of shares of our common stock intend to sell shares, could reduce the market price of our common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense. The securities are not being offered in any jurisdiction where the offer is not permitted.

The date of this prospectus is    , 2024

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the United States Securities and Exchange Commission (the “SEC”). Under this registration process, the selling stockholders may, from time to time, sell or otherwise distribute the securities offered by them as described in the section titled “Plan of Distribution” in this prospectus. Each time the selling stockholders offer shares of our common stock under this prospectus, the selling stockholders will provide a prospectus supplement to the extent required or, if appropriate, a post-effective amendment to the registration statement of which this prospectus is part that will contain specific information about the terms of the offering. We will not receive any proceeds from the sale by such selling stockholders of the securities offered by them described in this prospectus.

Neither we, the selling stockholders, nor any agent, underwriter or dealer have authorized anyone to give you any information or to make any representation other than the information and representations contained in or incorporated by reference into this prospectus or any applicable prospectus supplement. We, the selling stockholders and any agent, underwriter or dealer take no responsibility for, and can provide no assurance as to the reliability of, any other information others may give you. You may not imply from the delivery of this prospectus and any applicable prospectus supplement, nor from a sale made under this prospectus and any applicable prospectus supplement, that our affairs are unchanged since the date of this prospectus and any applicable prospectus supplement or that the information contained in any document incorporated by reference is accurate as of any date other than the date of the document incorporated by reference, regardless of the time of delivery of this prospectus and any applicable prospectus supplement or any sale of a security. This prospectus and any applicable prospectus supplement may only be used where it is legal to sell the securities. We urge you to read carefully this prospectus (as supplemented and amended), together with the information incorporated herein by reference as described under the heading “Incorporation of Information by Reference” before deciding whether to invest in any of the shares of common stock being offered.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the section entitled “Where You Can Find More Information.”

In this prospectus, unless the context otherwise requires, the terms “Stoke,” “Stoke Therapeutics,” the “Company,” “we,” “us,” and “our” refer to Stoke Therapeutics, Inc. together with its subsidiaries, taken as a whole.

PROSPECTUS SUMMARY

This summary highlights information contained in other parts of this prospectus or incorporated by reference in this prospectus from our Annual Report on Form 10-K for the year ended December 31, 2023, our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2024, and our other filings with the SEC listed below under the heading “Incorporation of Information by Reference.” This summary may not contain all the information that you should consider before investing in securities. You should read the entire prospectus and the information incorporated by reference in this prospectus carefully, including “Risk Factors” and the financial data and related notes and other information incorporated by reference, before making an investment decision. See “Cautionary Note Regarding Forward-Looking Statements.”

Our Company

We are a clinical-stage company dedicated to addressing the underlying causes of severe diseases by upregulating protein expression with RNA-based medicines. Using our proprietary TANGO (Targeted Augmentation of Nuclear Gene Output) approach, we are developing antisense oligonucleotides to selectively restore protein levels.

Our first compound, STK-001, is in clinical testing for the treatment of Dravet syndrome, a severe and progressive genetic epilepsy. Dravet syndrome is characterized by frequent, prolonged and refractory seizures beginning within the first year of life. The disease is classified as a developmental and epileptic encephalopathy due to the developmental delays and cognitive impairment associated with it. Dravet syndrome is one of many diseases caused by a haploinsufficiency, in which a loss of approximately 50% of normal protein levels leads to disease. We have announced end of study data from two Phase 1/2a open-label studies of STK-001: MONARCH in the United States, and ADMIRAL in the United Kingdom. We also have two ongoing Open Label Extension studies of STK-001 for children and adolescents with Dravet syndrome: SWALLOWTAIL in the U.S., and LONGWING in the United Kingdom. Patients who participated in the MONARCH study in the United States or the ADMIRAL study in the United Kingdom and met study entry criteria were eligible to continue treatment in SWALLOWTAIL or LONGWING, respectively, both of which are designed to evaluate the long-term safety and tolerability of repeat doses of STK-001.

We are also pursuing treatment for a second haploinsufficient disease, autosomal dominant optic atrophy (“ADOA”), the most common inherited optic nerve disorder. STK-002 is our lead clinical candidate for the treatment of ADOA. STK-002 is designed to upregulate OPA1 protein expression by leveraging the non-mutant (wild-type) copy of the OPA1 gene to restore OPA1 protein expression with the aim to stop or slow vision loss in patients with ADOA. We have received authorization in the United Kingdom to proceed with a Phase 1 open-label study (OSPREY) of children and adults ages 6 to 55 who have an established diagnosis of ADOA and have evidence of a genetic mutation in the OPA1gene. We expect the OSPREY study to start in 2024.

Corporate Information

Stoke Therapeutics, Inc. was founded in June 2014 and was incorporated under the laws of the State of Delaware. Our principal executive offices are located at 45 Wiggins Ave, Bedford, Massachusetts 01730, and our telephone number is (781) 430-8200.

THE OFFERING

Common stock offered by selling stockholders	10,843,681 shares held by the selling stockholders identified in the “Selling Stockholders” section of this prospectus.

Use of proceeds	We will not receive any proceeds from the sale of the shares of common stock covered by this prospectus.

Risk factors	See “Risk Factors” included herein, for a discussion of factors you should carefully consider before deciding to invest in our common stock.

Nasdaq Global Select Market Symbol	STOK.

The selling stockholders named in this prospectus may offer and sell up to an aggregate of 10,843,681 shares of our common stock. Throughout this prospectus, when we refer to the shares of our common stock being registered on behalf of the selling stockholders, we are referring to all 10,843,681 shares of common stock that are held by the selling stockholders as of June 13, 2024.

We agreed to file this prospectus pursuant to the Registration Rights Agreement with the selling stockholders. Additional information with respect to the Registration Rights Agreement is contained in this prospectus under the heading “Selling Stockholders” and in our Quarterly Report on Form 10-Q filed with the SEC on May 4, 2023.

When we refer to the selling stockholders, we are referring to the selling stockholders identified in the “Selling Stockholders” section of this prospectus and, as applicable, any donees, pledgees, transferees or other successors-in-interest selling shares received after the date of this prospectus from a selling stockholder as a gift, pledge, or other non-sale related transfer that may be identified in a supplement to this prospectus or, if required, a post-effective amendment to the registration statement of which this prospectus is a part.

The Implications of Being an Emerging Growth Company and Smaller Reporting Company

We qualify as an “emerging growth company” as defined in Rule 405 of the Securities Act of 1933, as amended, or the Securities Act. An emerging growth company may take advantage of relief from certain reporting requirements and other burdens that are otherwise applicable generally to public companies. These provisions include:

•	an exception from compliance with the auditor attestation requirements of Section 404 of the Sarbanes- Oxley Act of 2002, as amended;

•

reduced disclosure about our executive compensation arrangements in our periodic reports, proxy statements and registration statements, including an exemption from complying with new pay versus performance disclosure requirements; and

•	exemptions from the requirements of holding non-binding advisory votes on executive compensation or golden parachute arrangements.

In addition, an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. Any decision to opt out of the extended transition period for complying with new or revised accounting standards is irrevocable. We have elected to use this extended transition period.

We will remain an emerging growth company until the earliest of (i) the last day of its first fiscal year (a) in which the Company has total annual gross revenues of at least $1.235 billion, or (b) in which the Company is deemed to be a large accelerated filer, which means the market value of its common stock that is held by non-affiliates exceeds $700.0 million as of the prior June 30th, (ii) the date on which it has issued more than $1.0 billion in non-convertible debt securities during the prior three-year period and (iii) December 31, 2024. We may choose to take advantage of some or all of these reduced reporting burdens.

If we are a smaller reporting company at the time we cease to be an emerging growth company, we may continue to rely on exemptions from certain disclosure requirements that are available to smaller reporting companies. Specifically, as a smaller reporting company we may choose to present only the two most recent fiscal years of audited financial statements in our Annual Report on Form 10-K and, similar to emerging growth companies, smaller reporting companies have reduced disclosure obligations regarding executive compensation.

RISK FACTORS

An investment in our securities involves a high degree of risk. Prior to making a decision about investing in our securities, you should carefully consider all of the information contained or incorporated by reference in this prospectus, including the risk factors included in our Annual Report on Form 10-K for the year ended December 31, 2023, our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2024, and other documents we file with the SEC that are deemed incorporated by reference into this prospectus, which may be amended, supplemented, or superseded from time to time by an applicable prospectus supplement relating to an offering of our shares of common stock pursuant to this prospectus or other reports we file with the SEC in the future. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements within the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). All statements other than statements of present and historical facts contained in this prospectus, including, but not limited to, statements regarding the ability of STK-001 to treat the underlying causes of Dravet syndrome and reduce seizures or show improvements in behavior or cognition at the indicated dosing levels or at all, the timing and expected progress of clinical trials, our future results of operations and financial position, business strategy, prospective products, planned preclinical studies and clinical or field trials, regulatory approvals, research and development costs, and timing and likelihood of success, as well as plans and objectives of management for future operations, may be forward-looking statements. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “could,” “intend,” “target,” “project,” “contemplate,” “believe,” “estimate,” “predict,” “potential” or “continue” or the negative of these terms or other similar expressions, although not all forward-looking statements contain these words.

Forward-looking statements are based on our management’s beliefs and assumptions and on information currently available to us. Such statements are subject to a number of known and unknown risks, uncertainties and assumptions, and actual results may differ materially from those expressed or implied in the forward-looking statements due to various factors, including, but not limited to, those identified under the caption “Risk Factors” in this prospectus, as well as those identified under Part I, Item 1A. “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2023, filed with the SEC on March 25, 2024 and Part II, Item 1A. “Risk Factors” on Form 10-Q for the quarterly period ended March 31, 2024, filed with the SEC on May 6, 2024. These risks and uncertainties include, but are not limited to:

•	our ability to become profitable;

•	our ability to procure sufficient funding;

•	our limited operating history;

•

the direct and indirect impact of inflation, interest rates, foreign currency exchange rates, instability in the global banking system, geopolitical conflict and macroeconomic conditions, including as a result of a potential temporary federal government shutdown, on our business, financial condition and operations, including on our expenses, supply chain, strategic partners, research and development costs, clinical trials and employees;

•	our ability to develop, obtain regulatory approval for and commercialize STK-001, STK-002 and our future product candidates;

•	our success in early preclinical studies or clinical trials, which may not be indicative of results obtained in later studies or trials;

•	the success of our collaboration with Acadia Pharmaceuticals and our ability to enter into successful collaborations in the future;

•	the availability of coverage and adequate reimbursement from third party payors for STK-001, STK-002 and our future product candidates, if such products are approved;

•	our ability to identify patients with the diseases treated by STK-001, STK-002 or our future product candidates, and to enroll patients in trials;

•	the success of our efforts to use TANGO to expand our pipeline of product candidates and develop marketable products;

•	our ability to obtain, maintain and protect our intellectual property;

•	our reliance upon intellectual property licensed from third parties;

•	our ability to identify, recruit and retain key personnel;

•	our financial performance; and

•	developments or projections relating to our competitors or our industry.

You should read this prospectus, any supplements to this prospectus, and the documents that we reference herein completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of our forward-looking statements by these cautionary statements. Except as required by applicable law, we do not plan to publicly update or revise any forward-looking statements contained herein, whether as a result of any new information, future events, changed circumstances or otherwise.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the securities offered hereby. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement, the exhibits filed therewith or the documents incorporated by reference therein. For further information about us and the securities offered hereby, reference is made to the registration statement, the exhibits filed therewith and the documents incorporated by reference therein. Statements contained in this prospectus regarding the contents of any contract or any other document that is filed as an exhibit to the registration statement are not necessarily complete, and in each instance, we refer you to the copy of such contract or other document filed as an exhibit to the registration statement.

We are subject to the informational requirements of the Exchange Act and are required to file annual, quarterly and other reports, proxy statements and other information with the SEC. The SEC maintains an Internet site (http://www.sec.gov) that contains reports, proxy and information statements, and various other information about us. You may also inspect the documents described herein at our principal executive offices at 45 Wiggins Ave, Bedford, Massachusetts 01730, during normal business hours.

Information about us is also available at our website at http://www.stoketherapeutics.com. However, the information on our website is not a part of this prospectus and is not incorporated by reference into this prospectus.

INCORPORATION OF INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information that we file with the SEC, which means that we can disclose important information to you by referring you to those other documents. The information incorporated by reference is an important part of this prospectus, and information we file later with the SEC will automatically update and supersede this information. A Current Report (or portion thereof) furnished, but not filed, on Form 8-K shall not be incorporated by reference into this prospectus. We incorporate by reference the documents listed below and any future filings we make with the SEC under Section 13(a), 13(c), 14, or 15(d) of the Exchange Act prior to the termination of any offering of securities made by this prospectus:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, filed with the SEC on March 25, 2024;

•	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2024, filed with the SEC on May 6, 2024;

•

our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 23, 2024 (but only with respect to information specifically incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2023);

•	our Current Report on Form 8-K filed with the SEC on January 8, 2024 (but only with respect to Item 8.01), March 28, 2024 (but only with respect to Item 1.01) and April 29, 2024;

•

the description of our common stock contained in our registration statement on  Form 8-A filed with the SEC on June 11, 2019 under Section 12(b) of the Exchange Act, including any amendment or report filed for the purpose of updating such description, including Exhibit 4.3 to our Annual Report on  Form 10-K for the fiscal year ended December 31, 2021, filed with the SEC on March 10, 2022; and

•

filings we make with the SEC pursuant to the Exchange Act after the date of the initial registration statement, of which this prospectus is a part, and prior to the effectiveness of the registration statement.

We will furnish without charge to you, on written or oral request, a copy of any or all of such documents that has been incorporated herein by reference (other than exhibits to such documents unless such exhibits are specifically incorporated by reference into the documents that this prospectus incorporates). You may request a copy of these filings (other than an exhibit to a filing unless that exhibit is specifically incorporated by reference into that filing) at no cost by writing, telephoning or e-mailing us at the following address, telephone number or e-mail address:

Stoke Therapeutics, Inc.

45 Wiggins Ave

Bedford, Massachusetts 01730

Tel: (781) 430-8200

Copies of these filings are also available through the “Investors & News” section of our website at www.stoketherapeutics.com. See the section of this prospectus entitled “Where You Can Find More Information” for information concerning how to obtain copies of materials that we file with the SEC.

Any statement contained in this prospectus, or in a document, all or a portion of which is incorporated by reference, shall be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus, any prospectus supplement or any document incorporated by reference modifies or supersedes such statement. Any such statement so modified or superseded shall not, except as so modified or superseded, constitute a part of this prospectus.

USE OF PROCEEDS

The proceeds from the sale of the Selling Stockholder Shares offered pursuant to this prospectus are solely for the accounts of the selling stockholders. Accordingly, we will not receive any of the proceeds from the sale of the Selling Stockholder Shares offered by this prospectus. See “Selling Stockholders” and “Plan of Distribution” below.

The selling stockholders will pay any underwriting discounts and commissions and expenses incurred by the selling stockholders for brokerage, accounting, tax or legal services or any other expenses incurred by the selling stockholders in disposing of the securities. We will bear the costs, fees and expenses incurred in effecting the registration of the securities covered by this prospectus, including all registration and filing fees, Nasdaq listing fees and fees and expenses of our counsel and our independent registered public accounting firm.

PLAN OF DISTRIBUTION

We are registering the Selling Stockholder Shares to permit the resale of these Selling Stockholder Shares by the holders thereof from time to time after the date of this prospectus. We will not receive any of the proceeds from the sale by the selling stockholders of the Selling Stockholder Shares offered hereby. We will bear all fees and expenses incident to our obligation to register these Selling Stockholder Shares.

The selling stockholders may sell all or a portion of the Selling Stockholder Shares held by them and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents. If the Selling Stockholder Shares are sold through underwriters or broker-dealers, the selling stockholders will be responsible for underwriting discounts or commissions or agent’s commissions. The Selling Stockholder Shares may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale or at negotiated prices. These sales may be effected in transactions, which may involve crosses or block transactions, pursuant to one or more of the following methods:

•	on any national securities exchange or quotation service on which the shares may be listed or quoted at the time of sale;

•	on any national securities exchange or quotation service on which the shares may be listed or quoted at the time of sale;

•	in the over-the-counter market;

•	in transactions otherwise than on these exchanges or systems or in the over-the-counter market;

•	through the writing or settlement of options, whether such options are listed on an options exchange or otherwise;

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	short sales made after the date the registration statement is declared effective by the SEC;

•	broker-dealers may agree with a selling stockholder to sell a specified number of such shares at a stipulated price per share;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.

The selling stockholders may also sell Selling Stockholder Shares under Rule 144 promulgated under the Securities Act, if available, rather than under this prospectus. In addition, the selling stockholders may transfer the Selling Stockholder Shares by other means not described in this prospectus. If the selling stockholders effect such transactions by selling Selling Stockholder Shares to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the selling stockholders or commissions from purchasers of the Selling Stockholder Shares for whom they may act as agent or to whom they may sell as principal (which discounts, concessions or commissions as to particular underwriters, broker-dealers or agents may be in excess of those customary in the types of transactions involved). In connection with sales of the Selling Stockholder Shares or otherwise, the selling stockholders may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the Selling Stockholder Shares in the course of hedging in positions they assume. The selling stockholders may also sell shares of common stock short and deliver Selling Stockholder Shares covered by this prospectus to close out short positions and to return borrowed shares in connection with such short sales. The selling stockholders may also loan or pledge Selling Stockholder Shares to broker-dealers that in turn may sell such Selling Stockholder Shares.

The selling stockholders may pledge or grant a security interest in some or all of the Selling Stockholder Shares owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the Selling Stockholder Shares from time to time pursuant to this prospectus or any amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending, if necessary, the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus. The selling stockholders also may transfer and donate the Selling Stockholder Shares in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

To the extent required by the Securities Act and the rules and regulations thereunder, the selling stockholders and any broker-dealer participating in the distribution of Selling Stockholder Shares may be deemed to be “underwriters” within the meaning of the Securities Act, and any commission paid, or any discounts or concessions allowed to, any such broker-dealer may be deemed to be underwriting commissions or discounts under the Securities Act. At the time a particular offering of the Selling Stockholder Shares, a prospectus supplement, if required, will be distributed, which will set forth the aggregate amount of Selling Stockholder Shares being offered and the terms of the offering, including the name or names of any broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the selling stockholders and any discounts, commissions or concessions allowed or re-allowed or paid to broker-dealers.

Under the securities laws of some states, Selling Stockholder Shares may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states Selling Stockholder Shares offered hereby may not be sold unless such Selling Stockholder Shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

There can be no assurance that any selling stockholder will sell any or all of the Selling Stockholder Shares registered pursuant to the registration statement of which this prospectus forms a part.

The selling stockholders and any other person participating in such distribution will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including, without limitation, to the extent applicable, Regulation M of the Exchange Act (“Regulation M”), which may limit the timing of purchases and sales of any Selling Stockholder Shares by the selling stockholders and any other participating person. To the extent applicable, Regulation M may also restrict the ability of any person engaged in the distribution of the Selling Stockholder Shares to engage in market-making activities with respect to the Selling Stockholder Shares. All of the foregoing may affect the marketability of the Selling Stockholder Shares and the ability of any person or entity to engage in market-making activities with respect to the Selling Stockholder Shares.

Once sold under the registration statement of which this prospectus forms a part, the Selling Stockholder Shares offered hereby will be freely tradable in the hands of persons other than our affiliates.

SELLING STOCKHOLDERS

The Selling Stockholder Shares being offered by the selling stockholders under this prospectus consist of shares held by the selling stockholders. Pursuant to the Registration Rights Agreement, we have agreed to file a registration statement with the SEC covering the resale of shares of our capital stock, and this registration statement has been filed pursuant to the Registration Rights Agreement.

The table below lists the selling stockholders and other information regarding their beneficial ownership (as determined under Section 13(d) of the Exchange Act and the rules and regulations thereunder) of our common stock as of June 13, 2024. Under Section 13(d) of the Exchange Act, beneficial ownership generally includes voting or investment power with respect to securities, including any securities that grant the holder the right to acquire shares of common stock within 60 days of the date of determination. These shares are deemed to be outstanding for the purpose of computing the percentage ownership of the person holding those securities, but they are not treated as outstanding for the purpose of computing the percentage ownership of any other person. The percentage ownership data is based on 52,120,652 shares of our common stock issued and outstanding as of May 1, 2024 (as reflected in the records of our stock transfer agent).

We have prepared the table below based on information furnished to us by or on behalf of the selling stockholders. The second column of the table lists the number of shares of common stock beneficially owned by the selling stockholders as of June 13, 2024. The third column of the table lists the Selling Stockholder Shares being offered under this prospectus by the selling stockholders or by those persons or entities to whom they transfer, donate, devise, pledge or distribute their Selling Stockholder Shares or by other successors in interest.

In addition, the Selling Stockholder Shares may be sold pursuant to this prospectus or in privately negotiated transactions. See “Plan of Distribution.” Because the selling stockholders may sell all, some or none of their Selling Stockholder Shares in this offering and because there are currently no agreements, arrangements or undertakings with respect to the sale of any of the Selling Stockholder Shares, we cannot estimate the number of Selling Stockholder Shares the selling stockholders will sell under this prospectus. The fourth column of the table assumes the sale of all of the Selling Stockholder Shares offered by the selling stockholders pursuant to this prospectus.

We have entered into the Registration Rights Agreement with the selling stockholders party thereto pursuant to which, among other things, we have provided them with certain registration rights, to which this prospectus pertains, and agreed to pay certain expenses and indemnify them from certain liabilities in connection with this offering. For more information, see our quarterly report on Form 10-Q filed with the SEC on May 4, 2023.

The selling stockholders received the Selling Stockholder Shares from ATP Life Science Ventures, L.P. (“ATP”), which previously controlled a majority of the voting power of our common stock, as limited partners of ATP in a pro rata distribution for no consideration. Seth L. Harrison, the chairman of our board of directors, serves as Managing Partner of Apple Tree Partners, which is affiliated with ATP.

Unless otherwise indicated in the footnotes below, we believe that the selling stockholders have sole voting and investment power with respect to all shares of our common stock beneficially owned by them. Since the date on which they provided us with the information below, the selling stockholders may have sold, transferred or otherwise disposed of some or all of their shares in transactions exempt from the registration requirements of the Securities Act.

	Shares of Common Stock Owned Prior to Offering		Maximum Number of Shares of Common Stock to be Sold Pursuant to this Prospectus	Shares of Common Stock Owned After Offering(3)
Name of Selling Stockholder	Number	Percentage (%)		Number	Percentage (%)
Blue Horizon Enterprise Ltd.(1)	6,905,121	13.2%	6,905,121	—	*
Ezbon International Limited(2)	3,938,560	7.6%	3,938,560	—	*

*	Represents beneficial ownership of less than one percent of the outstanding shares of our common stock.
(1)

The shares of common stock beneficially owned prior to this offering include 6,905,121 held by Blue Horizon Enterprise Ltd. The address of Blue Horizon Enterprise Ltd. is 3076, Sir Francis Drakes Highway, Road Town, Tortola, British Virgin Island. Skorpios Trust is the sole owner of Blue Horizon Enterprise Ltd. and as a result may be deemed to share beneficial ownership of the securities held Blue Horizon Enterprise Ltd. Montrago Trustees Limited is the corporate trustee of Skorpios Trust and as a result may be deemed to be share beneficial ownership of the securities beneficially owned by Skorpios Trust. The address of each of Montrago Trustees and Skorpios Trust is 195 Arch. Makarios III Ave., Neocleous House, 3030 Limassol, Cyprus.

(2)

The shares of common stock beneficially owned prior to this offering include 3,938,560 held by Ezbon International Limited. The address for Ezbon International Limited is 3076, Sir Francis Drakes Highway, Road Town, Tortola, British Virgin Island. Skorpios Trust is the sole owner of Ezbon International Limited and as a result may be deemed to share beneficial ownership of the securities held by Ezbon International Limited. Montrago Trustees Limited is the corporate trustee of Skorpios Trust and as a result may be deemed to share beneficial ownership of the securities beneficially owned by Skorpios Trust.

(3)

The selling stockholders may offer and sell all or part of the common stock covered by this prospectus, and no assumption can be made as to the actual number of shares of common stock that will be held by the selling stockholders after the completion of this offering.

LEGAL MATTERS

Fenwick & West LLP, San Francisco, California, will issue an opinion about certain legal matters with respect to the securities. Any underwriters or agents will be advised about legal matters relating to any offering by their own counsel.

EXPERTS

The consolidated financial statements of Stoke Therapeutics, Inc. and its subsidiary as of December 31, 2023 and 2022 and for the years then ended, have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

10,843,681 Shares of Common Stock

PROSPECTUS

   , 2024

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The following table sets forth estimated expenses in connection with the issuance and distribution of the securities being registered:

Item	Amount to be paid
SEC registration fee		$23,799.85
Printing and engraving*		*
Legal fees and expenses*		*
Accounting fees and expenses*		*
Transfer agent and registrar fees and expenses*		*
Miscellaneous expenses*		*
Total*	$	*

*	Estimated expenses cannot be known at this time

Item 15. Indemnification of Directors and Officers

Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation’s board of directors to grant, indemnity to directors and officers under certain circumstances and subject to certain limitations. The terms of Section 145 of the Delaware General Corporation Law are sufficiently broad to permit indemnification under certain circumstances for liabilities, including reimbursement of expenses incurred, arising under the Securities Act of 1933, as amended, or the Securities Act.

As permitted by the Delaware General Corporation Law, the Registrant’s restated certificate of incorporation contains provisions that eliminate the personal liability of its directors and officers for monetary damages for any breach of fiduciary duties as a director or an officer, except liability for the following:

•	any breach of the director’s or officer’s duty of loyalty to the Registrant or its stockholders;

•	acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

•	under Section 174 of the Delaware General Corporation Law (regarding unlawful dividends or stock purchases); or

•	any transaction from which the director or officer derived an improper personal benefit.

As permitted by the Delaware General Corporation Law, the Registrant’s restated bylaws provide that:

•	the Registrant is required to indemnify its directors and executive officers to the fullest extent permitted by the Delaware General Corporation Law, subject to limited exceptions;

•	the Registrant may indemnify its other employees and agents as set forth in the Delaware General Corporation Law;

•

the Registrant is required to advance expenses, as incurred, to its directors and executive officers in connection with a legal proceeding to the fullest extent permitted by the Delaware General Corporation Law, subject to limited exceptions; and

•	the rights conferred in the restated bylaws are not exclusive.

The Registrant has entered, and intends to continue to enter, into indemnification agreements with each of its directors and executive officers to provide these directors and executive officers additional contractual assurances regarding the scope of the indemnification set forth in the Registrant’s restated certificate of incorporation and restated bylaws and to provide additional procedural protections. At present, there is no pending litigation or proceeding involving a director or executive officer of the Registrant for which indemnification is sought. The indemnification provisions in the Registrant’s restated certificate of incorporation, restated bylaws and the indemnification agreements entered into or to be entered into between the Registrant and each of its directors and executive officers may be sufficiently broad to permit indemnification of the Registrant’s directors and executive officers for liabilities arising under the Securities Act.

The Registrant currently carries liability insurance for its directors and officers.

Item 16. Exhibits

The exhibits listed below are filed (except where otherwise indicated) as part of this Registration Statement.

Exhibit Number	Exhibit Description	Incorporated by Reference				Filed Herewith
		Form	File No.	Exhibit	Filing Date

4.1	Form of Common Stock certificate.	S-1	333- 231700	4.1	June 7, 2019

4.2	Registration Rights Agreement, by and among the Registrant, Blue Horizon Enterprise Ltd. and Ezbon International Limited, dated May 3, 2023.	10-Q	001- 38938	4.1	May 4, 2023

5.1	Opinion of Fenwick & West LLP.					X

23.1	Consent of Fenwick & West LLP (contained in Exhibit 5.1).					X

23.2	Consent of KPMG LLP, Independent Registered Public Accounting Firm.					X

24.1	Power of Attorney (included on the signature page hereto).					X

107	Filing Fee Table.					X

*	To be filed by amendment or as an exhibit to a report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended and incorporated herein by reference.
**	To be filed in accordance with the requirements of Section 305(b)(2) of the Trust Indenture Act of 1939 and Rule 5b-3 thereunder.

Item 17. Undertakings

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that subparagraphs (i), (ii), and (iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv) any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bedford, Commonwealth of Massachusetts, on June 13, 2024.

STOKE THERAPEUTICS, INC.

By:	/s/ Edward M. Kaye
Edward M. Kaye, M.D.
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Edward M. Kaye and Thomas Leggett, and each of them, as his true and lawful attorneys-in-fact, proxies and agents, each with full power of substitution, for him in any and all capacities, to sign any and all amendments to this registration statement (including pre-effective and post-effective amendments, any supplements, any abbreviated registration statement and any amendments thereto filed pursuant to Rule 462(b) increasing the number of securities for which registration is sought), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact, proxies and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact, proxies and agents, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Edward M. Kaye Edward M. Kaye, M.D.	Chief Executive Officer and Director (Principal Executive Officer)	June 13, 2024

/s/ Thomas Leggett Thomas Leggett	Chief Financial Officer (Principal Financial and Accounting Officer)	June 13, 2024

/s/ Jennifer C. Burstein Jennifer C. Burstein	Director	June 13, 2024

/s/ Seth L. Harrison Seth L. Harrison, M.D.	Director	June 13, 2024

/s/ Adrian R. Krainer Adrian R. Krainer, Ph.D.	Director	June 13, 2024

/s/ Arthur A. Levin Arthur A. Levin, Ph.D.	Director	June 13, 2024

Name	Title	Date

/s/ Garry E. Menzel Garry E. Menzel, Ph.D.	Director	June 13, 2024

/s/ Ian F. Smith Ian F. Smith	Director	June 13, 2024

/s/ Julie Anne Smith Julie Anne Smith	Director	June 13, 2024

/s/ Arthur O. Tzianabos Arthur O. Tzianabos, Ph.D.	Director	June 13, 2024